Exhibit 99.1

         Golden Enterprises, Inc. Declares Quarterly Dividend

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--July 12, 2007--Golden
Enterprises, Inc.'s (NASDAQ: GLDC) Board of Directors today declared a quarterly dividend of $.03125 per share payable August 1, 2007 to stockholders of record on July 23, 2007.

    CONTACT: Golden Enterprises, Inc.
             Patty Townsend, 205-458-7132